UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K
                                 Current Report

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: November 7, 2005

                          WORLD ENERGY SOLUTIONS, INC.
              (Exact Name of Small Business Issuer in Its Charter)

         Florida                       0-25097                  65-078-3722
(State or other jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)


    3900A 31st Street North, St. Petersburg, Florida         33714
       (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: 727-525-5552

                     Advanced 3-D Ultrasound Services, Inc.
         (Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[ ]  Soliciting  material  pursuant to rule 14a-12 under the Exchange Act
     (17  CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01:  Completion of Acquisition or Disposition of Assets

On November 7, 2005, Registrant merged with Professional Technical Solutions, Inc., a Florida corporation ("PTS"). Registrant was the surviving entity. Under the terms of the Agreement and Plan of Merger, Shareholders of PTS received one common share of Registrant for each outstanding common share of PTS. 11,617,925 common shares are issuable to PTS shareholders, making the number of Registrant's common shares outstanding following the merger 23,279,488
..

Professional Technical Systems, Inc. manufactures and sells transient voltage surge suppressors and related products and commercial and residential energy-saving equipment and applications to distributors and customers throughout the United States. PTS is located in St. Petersburg, Florida.

The assets acquired through the merger include cash, accounts receivable, property and equipment, and inventory.

Benjamin Croxton was President and a board member of both the Registrant and PTS. Mike Prentice was a member of both boards. The principle followed in determining the amount of consideration paid was the relative value of PTS and Registrant, taking into account the advantages to both companies if the merger were consummated.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
Professional Technical Systems, Inc.
St. Petersburg, Florida

We have audited the balance sheets of Professional Technical Systems, Inc. as of December 31, 2004 and 2003, and the related statements of earnings, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Technical Systems, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Ferlita, Walsh & Gonzalez, PA

October 31, 2005

                      PROFESSIONAL TECHNICAL SYSTEMS, INC.
                                 BALANCE SHEETS

                                                          December 31,
                                                    2004                  2003
                                            ------------          ------------
ASSETS

CURRENT ASSETS
     Cash                                   $    101,961          $     21,340
     Accounts receivable                          51,118                61,405
     Inventory                                   144,925               190,351
     Prepaid expenses                              9,137                21,714
     Other current assets                          1,160                   870
     Land held for resale                        486,947                     0
                                            ------------          ------------
         Total Current Assets                    795,248               295,680

PROPERTY AND EQUIPMENT, NET                       80,100                35,922

DEPOSITS                                           3,510                 1,400
                                            ------------          ------------
                                            $    878,858          $    333,002
                                            ============          ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Current portion of long-term debt      $     28,651          $      6,169
     Accounts payable                             36,292                15,740
     Accrued expenses                             12,396                10,825
     Advance payments from dealers
        and customers                             20,469                 5,778
     Note payable                                210,000                     0
     Loans payable to related party              214,041                75,387
                                            ------------          ------------
         Total Current Liabilities               521,849               113,899

LONG-TERM DEBT, less current portion              75,321               135,995

STOCKHOLDERS' EQUITY
     Common stock, $.001 par value,
         100,000,000 shares authorized,
            18,884,675 issued and outstanding
               in 2004,
            12,000,000 shares issued and
               outstanding in 2003                18,885                12,000
     Additional paid-in capital                  755,690                     0
     Retained earnings (deficit)                (492,887)               71,108
                                            ------------          ------------
                                                 281,688                83,108
                                            ------------          ------------
                                            $    878,858          $    333,002
                                            ============          ============




                See accompanying notes and accountants' report.

                                     - 2 -

                      PROFESSIONAL TECHNICAL SYSTEMS, INC.
                             STATEMENTS OF EARNINGS

                                                 Years Ended December 31,
                                                    2004                  2003
                                            ------------          ------------
Net Sales                                   $    497,109          $    671,441
Cost of Goods Sold                               275,540               253,310
                                            ------------          ------------
     Gross Profit                                221,569               418,131

General and Administrative Expenses              415,983               416,588
                                            ------------          ------------
     Earnings (Loss) From Operations            (194,414)                1,543

Other Income (Expense)
     Bad debt expense                            (11,384)               (3,000)
     Impairment loss                             (22,555)                    0
     Interest expense                            (13,526)               (6,545)
     Miscellaneous income (expense)               (1,506)               47,036
     Research and development                   (309,967)                    0
     Warranty expense                             (5,227)                 (455)
                                            ------------          ------------
         Total Other Income (Expense)           (364,165)               37,036
                                            ------------          ------------
Earnings (Loss) Before Provision for
    Income Taxes                                (558,579)               38,579

Provision for Income Taxes                             0                     0
                                            ------------          ------------
     NET EARNINGS (LOSS)                    $   (558,579)         $     38,579
                                            ============          ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING    10,781,587            12,000,000
                                            ============          ============
EARNINGS (LOSS) PER SHARE
     Earnings (Loss) from Operations        $      (0.02)         $       0.00
                                            ============          ============
     Net Earnings (Loss)                    $      (0.05)         $       0.00




                      PROFESSIONAL TECHNICAL SYSTEMS, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     Years Ended December 31, 2004 and 2003

                                         Common Stock           Additional      Retained         Total
                                  --------------------------       Paid-in      Earnings  Stockholders'
                                        Shares        Amount       Capital      (Deficit)       Equity
                                  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 2002        12,000,000  $      4,000  $          0  $     40,529  $     44,529
  Net earnings                               0             0             0        38,579        38,579
  3,000-for-1 forward split                  0         8,000             0        (8,000)            0
                                  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 2003        12,000,000        12,000             0        71,108        83,108
  Net loss                                   0             0             0      (558,579)     (558,579)
  Employee stock bonus award           288,000             0         1,266             0         1,266
  Issuance of stock for
    technology                       5,130,000             2        22,553             0        22,555
  3,000-for-1 forward split                  0         5,416             0        (5,416)            0
  Issuance of stock for services        30,000            30        14,970             0        15,000
  Issuance of stock for cash         1,436,675         1,437       716,901             0       718,338
                                  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 2004        18,884,675  $     18,885  $    755,690  $   (492,887)  $   281,688
                                  ============  ============  ============  ============  ============

                      PROFESSIONAL TECHNICAL SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                            Years Ended
                                                            December 31,
                                                          2004            2003
                                                  ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net earnings (loss)                          $   (558,579)   $     38,579
     Adjustments to reconcile net earnings (loss)
       to net cash used by operating activities:
         Depreciation expense                            8,010           5,913
         Bad debt expense                               11,384           3,000
         Impairment loss                                22,555               0
         Employee stock bonus award                      1,266               0
         Stock issued for services                      15,000               0
         (Increase) decrease in:
           Accounts receivable                           5,822         (35,985)
           Inventory                                    45,426         (20,655)
           Prepaid expenses                             12,577         (20,823)
           Other current assets                           (290)          3,185
           Deposits                                     (2,110)              0
         Increase (decrease) in:
           Accounts payable                             20,552          15,740
           Accrued expenses                              1,571            (760)
           Advance payments from dealers
             and customers                              14,691           3,784
                                                  ------------    ------------
     Net Cash Used by Operating Activities            (402,125)         (8,022)
                                                  ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of property and equipment             (52,188)        (20,768)
     Acquisition of land held for resale              (276,947)              0
                                                  ------------    ------------
     Net Cash Used by Investing Activities            (329,135)        (20,768)
                                                  ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds for issuance of common stock             718,338               0
     Proceeds from loans payable to related party      272,000          65,000
     Repayment of loans payable to related party      (140,265)        (85,070)
     Proceeds from long-term debt                       69,142          95,170
     Repayment of long-term debt                      (107,334)        (58,837)
                                                  ------------    ------------
     Net Cash Provided by Financing Activities         811,881          16,263
                                                  ------------    ------------
     NET INCREASE (DECREASE) IN CASH                    80,621         (12,527)

Cash at Beginning of Year                               21,340          33,867
                                                  ------------    ------------
CASH AT END OF YEAR                               $    101,961    $     21,340
                                                  ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:

       Interest                                   $     15,551    $      6,545
       Income taxes                               $        727    $        252
     Non-cash investing and financing activities:
       Cost of property and equipment acquired
          through capital lease                   $          0    $     16,073
       Cost of land held for resale acquired
          with long-term debt                     $    210,000    $          0
       Common stock issued for technology         $     22,555    $          0
       Employee stock bonus award                 $      1,266    $          0
       Common stock issued for services           $     15,000    $          0

                See accompanying notes and accountants' report.

                                     - 5 -

                      PROFESSIONAL TECHNICAL SYSTEMS, INC.
                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES

                                                       Years Ended December 31,
                                                          2004            2003
                                                  ------------    ------------
GENERAL AND ADMINISTRATIVE EXPENSES
     Advertising                                  $     14,041    $      4,613
     Auto expenses                                       6,005           5,503
     Depreciation                                        8,010           5,814
     Dues and subscriptions                              5,123           2,475
     Freight                                             2,011           2,223
     Insurance                                          39,714          40,832
     Legal, accounting and other professional fees      49,670           5,465
     Licenses, fees and other taxes                      5,634           3,074
     Maintenance and repairs                             3,606           4,213
     Meals and entertainment                            11,287           2,635
     Occupancy                                          25,486          23,821
     Office expense                                     17,689          16,305
     Payroll taxes                                      16,193          20,446
     Salaries and wages                                192,410         261,200
     Travel                                              3,180           1,908
     Utilities                                          15,924          16,061
                                                  ------------    ------------
                                                  $    415,983    $    416,588

                      PROFESSIONAL TECHNICAL SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                     Years Ended December 31, 2004 and 2003

TABLE OF CONTENTS

                                                                       Page No.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.......................1

FINANCIAL STATEMENTS

 Balance Sheets...............................................................2

 Statements of Earnings.......................................................3

 Statements of Changes in Stockholders' Equity................................4

 Statements of Cash Flows.....................................................5

 Notes to Financial Statements................................................6

..

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Professional Technical Systems, Inc. (the Company) manufactures and sells transient voltage surge suppressors and related products and commercial and residential energy-saving equipment and applications to distributors and customers throughout the United States. Sales revenue reflected in the accompanying financial statements is entirely from the sale of transient voltage surge suppressors. The Company is located in St. Petersburg, Florida.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Accounts Receivable

The Company  carries  its  accounts  receivable  at cost less an  allowance  for doubtful accounts which is based on management's assessment of the collectibility of accounts receivable. Based on management's assessment, an allowance was not required at December 31, 2004 and 2003.

Inventory

Inventory is stated at the lower of average cost or market and includes costs of materials, labor and manufacturing overhead.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the related assets. Capital leases are included as a component of property and equipment and amortization of assets under capital leases is included in depreciation expense.

Cash Flow Statement

For the purpose of reporting cash flows, the Company has defined cash equivalents as those highly liquid investments purchased with an original maturity date of three months or less.

Warranty Costs

The Company provides product warranties for specific product lines and accrues for estimated future warranty costs in the period in which revenue is recognized.

Freight Costs

The Company includes freight-in costs in cost of goods sold. Total freight-in included in cost of goods sold for the years ended December 31, 2004 and 2003 was $12,043 and $13,658, respectively.

Advertising Expense

The Company expenses advertising as incurred.

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement basis and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Research and Development Costs

Expenditures for research and development activities are charged to expense as incurred. Such expenditures amounted to $309,967 and $-0-, in 2004 and 2003, respectively. Research and development expenditures for equipment that has alternative future uses are capitalized.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash, receivables, and payables are a reasonable estimate of fair value.

NOTE B--INVENTORY

Inventory consists of the following at December 31:

                                              2004                 2003
                                       -------------------------------------
Raw materials                             $ 98,995             $ 59,992
Work-in-process                             14,346                    -
Finished goods                              37,206              108,985
Non-manufactured goods                       7,435               25,674
                                       -------------------------------------
                                           157,982              194,651
Less allowance for obsolescence             13,057                4,300
                                       -------------------------------------
                                         $ 144,925            $ 190,351
                                       =====================================

NOTE C--PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

                                              2004                 2003
                                       -------------------------------------
Office equipment                          $ 27,439             $ 24,285
Manufacturing equipment                     42,633               42,633
Furniture and fixtures                       6,398                5,692
Vehicles                                    56,453               49,703
Research and development equipment          43,772                6,000
Leasehold improvements                      18,158               14,352
                                       -------------------------------------
                                           194,853              142,665
Less accumulated depreciation              114,753              106,743
                                       -------------------------------------
                                          $ 80,100             $ 35,922
                                       =====================================

Office equipment at December 31, 2004 and 2003, respectively, includes equipment acquired under a capital lease with a capitalized value of $16,073. Related amortization included in accumulated depreciation was $3,885 and $670 at December 31, 2004 and 2003, respectively.

NOTE D--BORROWINGS

The Company has a note payable to a bank which is secured by land held for resale and the personal guarantee of the Company's President. The loan is payable in one principal payment plus all accrued and unpaid interest on June 30, 2005. The note calls for the payment of monthly interest beginning July 30, 2004. The loans bears interest at the prime rate published by the Wall Street Journal plus 2% (7.25% at December 31, 2004) an had a balance of $210,000 at December 31, 2004. On March 31, 2005, the Company sold the land held for resale for $560,000, with an after-tax gain of $73,053. A portion of the proceeds were used to repay the mortgage on the land. The land was acquired with the expectation of developing a new facility, however, with the change of those plans the land was reclassified to held for sale.

Loans payable to related party represents the balance owed to the President of the Company for short-term informal loans advanced to the Company. The loans are unsecured and until January 1, 2004, were non-interest bearing. On January 1, 2004, the Board of Directors of the Company approved a resolution to accrue interest on these loans payable at the variable rate assessed the Company on its bank line of credit which was 8% at December 31, 2004. At December 31, 2004 and 2003, the loans had a balance of $214,041 and $75,387, respectively, including accrued interest of $6,919 at December 31, 2004.

Long-term debt consists of the following at December 31:

                                              2004                 2003
                                       -------------------------------------
Stockholder credit cards, monthly
  payments due based on a percentage
  of the outstanding balance,
  including variable interest at the
  rate of 3.9% at at December 31, 2004;
  unsecured.                              $ 15,049             $ 34,217
Stockholder revolving line of credit,
  monthly payments due based on a
  percentage of the outstanding balance,
  including variable interest at the
  rate of 7.49% at December 31, 2004;
  unsecured.                                39,237               44,164
Revolving bank line of credit, monthly
  payments due based on a percentage of
  the outstanding balance,including
  variable interest at the rate of 8% at
  December 31, 2004; guaranteed by the
  Company's President.                      37,432               48,788
Capital lease payable, monthly
  payments of $325,including interest at
  8.3%, due September 2008;secured by
  equipment.                                12,254               14,995
                                       -------------------------------------
                                           103,972              142,164
Less current portion                        28,651                6,169
                                       -------------------------------------
                                          $ 75,321            $ 135,995
                                       =====================================

The Stockholder credit cards and revolving line of credit reflected in the above table are payable to the President of the Company.

NOTE E--LEASE COMMITMENTS

The Company maintains two facilities: its main office which houses its corporate and manufacturing facilities and a second unit used for research and development within the same industrial complex and has two separate leases. The main office lease has a term expiring on October 15, 2006 and contains a one-year renewal option. The research and development facility does not contain a renewal option and the payment of its rent is guaranteed by the Company's President. That lease has a term ending on October 14, 2006.

NOTE E--LEASE COMMITMENTS (CONTINUED)

At December 31, 2004, the minimum rental payments due under these operating leases are as follows:

2005                                      $ 49,200
2006                                        45,000
                                       -------------------------------------
   Total                                  $ 94,200
                                       =====================================
-------------------------------------------------------------------------------

Total rent expense on these leases was $25,486 and $25,680 for the years ended December 31, 2004 and 2003, respectively.

NOTE F--RELATED PARTY TRANSACTIONS

Through September of 2004, the Company leased its main facility from the President of the Company and paid rent of $21,400 and $25,680 for the years ended December 31, 2004 and 2003, respectively, to that individual. In September of 2004, the facility was sold to an unrelated party.

During 2004 and 2003, the Company wrote-off $11,384 and $3,000, respectively, of accounts receivable for expenses paid on behalf of a company owned by the Company's President that was created for the expansion and furtherance of the Company's research and development activities. In 2004, the Company reflected sales of $5,000, which were paid for, to this same entity.

Interest expense recorded on debts owed the President of the Company totaled $10,725 and $6,323 for the years ended December 31, 2004 and 2003, respectively. See Note D for details of related party debt balances.

As part of the employment  agreement with the Company's Chief Financial  Officer
(CFO), on March 5, 2004, the Company issued 5,130,000 (1,710 pre-split) shares of its common stock in exchange for energy-saving technology valued at $22,555 developed by the CFO. In accordance with the guidance of SFAS 142, Goodwill and Other Intangible Assets, the acquired asset was written off.

NOTE G--CONCENTRATIONS OF CREDIT RISK

The Company sells its products to customers on an open credit basis. The Company's trade accounts receivable are due from such customers and are generally uncollateralized. Sales to one customer accounted for approximately 14% of the Company's total sales for the year ended December 31, 2004, and sales to two customers accounted for approximately 27% of the Company's total sales for the year ended December 31, 2003.

At December 31, 2004, the Company's deposits in a financial institution exceeded amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation by $17,065.

NOTE H--INCOME TAXES

The provision for federal and state income taxes for the years ended December 31, 2004 and 2003 is as follows:

                                              2004                 2003
                                       -------------------------------------
Current                                        $ -                $ 727
Deferred                                         -                 (727)
                                       -------------------------------------
   Total provision for income taxes            $ -                  $ -
                                       =====================================
-------------------------------------------------------------------------------

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

NOTE H--INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                              2004                 2003
                                       -------------------------------------
Deferred tax assets:
 Net operating loss carryforwards        $ 102,798                  $ -
 Other                                       4,959                1,907
                                       -------------------------------------
   Total deferred tax assets               107,757                1,907
                                       -------------------------------------
Deferred tax liabilities:
 Book basis of property and equipment
  in excess of tax basis                       221                1,387
                                       -------------------------------------
   Total deferred tax liabilities              221                1,387
                                       -------------------------------------
Net deferred tax asset before
 valuation allowance                       107,536                  520
Valuation allowance                       (107,536)                (520)
                                       -------------------------------------
Net deferred tax asset                         $ -                  $ -
                                       =====================================
--------------------------------------------------------------------------------

The Company has recorded a 100% valuation allowance against the net deferred tax asset at December 31, 2004 and 2003 due to the uncertainty of its ultimate realization. The valuation allowance increased $107,016 from December 31, 2003 to December 31, 2004. At December 31, 2004, the Company has available unused federal net operating losses of approximately $505,965 that may be applied against future taxable income and if not utilized, will expire by the end of 2024.

A reconciliation of the expected tax provision for income taxes with amounts determined by applying the statutory U.S. federal and state of Florida income tax rate is as follows:

                                              2004                 2003
                                       -------------------------------------
Expected provision                             $ -              $ 5,787
Nondeductible expenses                           -                1,318
Decrease in the valuation allowance              -               (6,378)
Effect of net operating loss
  carryforward                                   -                 (727)
                                       -------------------------------------
Provision for income taxes                     $ -                  $ -
                                       =====================================
-------------------------------------------------------------------------------
NOTE I--OTHER INCOME

Included within the Other Income (Expense) section of the Statement of Earnings for the year ended December 31, 2003 is $45,000 of miscellaneous income for proceeds received on the settlement of customer trade receivables written off in a prior period.

NOTE J--COMMON STOCK

On March 5, 2004, the Company's stockholders approved an amendment to the Articles of Incorporation reducing the par value of common stock from $1 to $.10 per share and increasing the number of authorized shares of common stock from 7,000 to 100,000,000. On that same date, the Company issued 288,000 (96 pre-split) common shares to its employees as a stock bonus award and 5,130,000 (1,710 pre-split) common shares in exchange for technology. On April 30, 2004, the Company's board of directors declared a 3,000-for-1 forward stock split. On June 1, 2005, the Company's stockholders approved an amendment to the Articles of Incorporation reducing the par value of the common stock from $.10 to $.001. Stockholders' equity reflects the stock split by reclassifying from "Retained Earnings (Deficit)" to Common Stock an amount equal to the par value of the additional shares arising from the split. All references in the financial statements to the number of shares authorized, outstanding, and per share amounts have been restated to reflect these changes for all periods presented.

NOTE K--OTHER SUBSEQUENT EVENTS

On May 25, 2005, the Company entered into a letter of intent to be acquired by Advanced 3-D Ultrasound Services, Inc. (ADVU), a company based in Oldsmar, Florida. Under the letter of intent, each stockholder of the Company would receive one share of ADVU common stock for every share of Company common stock held. The letter of intent is nonbinding and subject to the execution of a definitive agreement and customary business and financial due diligence.

On August 16, 2005, World Energy Solutions, Inc. (WESI), a St. Petersburg, Florida company that is owned by the President and CFO of the Company, merged with ADVU. Following the merger, ADVU remained the surviving entity.

During the period January 1, 2005 through August 10, 2005, the Company sold 1,716,250 shares of its common stock at fifty cents per share for a total of $858,125.

In July of 2005, the Company repurchased 6,000,000 shares of its common stock from the Company's President for $6,000 and 2,563,500 shares from the Company's CFO for $2,564.


Item 9.01:  Financial Statements and Exhibits

   Exhibit 10 - Material Contracts

        10.1 - Agreement and Plan of Merger Between
             Registrant and Professional Technical Systems, Inc..............*

             * filed herewith

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  WORLD ENERGY SOLUTIONS, INC.
                                  f/k/a Advanced 3-D Ultrasound Services, Inc.
                                  (Registrant)



                                    By: /s/ Benjamin C. Croxton
                                   ---------------------------
                                    Benjamin C. Croxton
                                    Chief Executive Officer
                                    Chief Financial Officer
                                    Dated: November 14, 2005